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                                                                    EXHIBIT 23.3

                         CONSENT OF INDEPENDENT AUDITORS

     We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3) and related Prospectus of D.R. Horton, Inc. for the registration of an aggregate maximum of $1,000,000,000 of its debt securities, preferred stock, depositary shares, common stock, warrants, stock purchase contracts, trust securities and units and to the incorporation by reference therein of our report dated June 27, 2001, for Schuler Homes, Inc., our report dated May 16, 2001, for Schuler Residential, Inc. and our report dated April 30, 2001, for Western Pacific Housing, with respect to the financial statements included in the Annual Report (Form 10-K) for the year ended March 31, 2001, for Schuler Homes, Inc. filed with the Securities and Exchange Commission.

                                                           /s/ Ernst & Young LLP

Los Angeles, California
March 6, 2002